UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2008

INTERACTIVE SYSTEMS WORLDWIDE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-21831	22-3375134
(Commission File Number)	(IRS Employer Identification No.)

2 Andrews Drive, West Paterson, NJ	07424
(Address of Principal Executive Offices)	(Zip Code)

(973) 256-8181

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 7, 2008, 2008, pursuant to letter agreements, dated July 31, 2008 (the “Extension Letters”), among Interactive Systems Worldwide, Inc. (the “Company”) and its lenders under several 14% Non-Negotiable Promissory Notes due July 31, 2008 (the “Notes”) in the initial aggregate principal amount of $369,000 issued during 2008, the maturity date of the Notes was extended to October 31, 2008 and the Company agreed to pay interest at 14% per annum on the initial principal amount of each Note plus interest accrued thereon through July 31, 2008. In addition, the duration of the Company’s covenants under the Note Purchase Agreements pursuant to which the Notes were issued prohibiting cash dividends or cash distributions on common or preferred stock, Company purchases of common or preferred stock for cash or increasing the salary of any officer of the Company, were extended to the earlier of payment of all principal and accrued interest on the Notes or November 1, 2008.

As previously disclosed, Bernard Albanese, Chairman and Chief Executive Officer of the Company, and Philip Rule, a director of the company, each had purchased $50,000 initial principal amount of the Notes.

The foregoing summary of the Extension Letters is qualified in its entirety by the full text of the Extension Letters, the form of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Form of letter agreements, dated July 31, 2008, between the Company and its lenders, extending maturity of the Notes.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE SYSTEMS WORLDWIDE INC (Registrant)

Date: August 7, 2008	By:	/s/ Bernard Albanese
Bernard Albanese
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of letter agreements, dated July 31, 2008, between the Company and its lenders, extending maturity of the Notes.